As filed with the Securities and Exchange Commission on November 21, 1997
                                                Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                    ----------------------------------------
                        MICROCHIP TECHNOLOGY INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)
                        ---------------------------------
        Delaware                                                   86-062904
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                   2355 W. Chandler Blvd., Chandler, AZ 85224
          (Address of Principal Executive Offices, Including Zip Code)
                        ---------------------------------
                        MICROCHIP TECHNOLOGY INCORPORATED
                             1993 Stock Option Plan
                          Employee Stock Purchase Plan
                             International Employee
                              Stock Purchase Plan
                           (Full Titles of the Plans)
                        ---------------------------------
                                  Steve Sanghi
                      President and Chief Executive Officer
                        MICROCHIP TECHNOLOGY INCORPORATED
               2355 W. Chandler Boulevard, Chandler, Arizona 85224
                                  (602)786-7200
          (Telephone Number, Including Area Code, of Agent for Service)
                       ----------------------------------
This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                                      Proposed
                                                               Proposed Maximum        Maximum
                                              Amount to be    Offering Price Per      Aggregate             Amount of
Title of Securities to be Registered           Registered           Share           Offering Price      Registration Fee
Common Stock, $.001 par value
per share:

1993 Stock Option Plan                        2,000,000(1)          $36.0625(2)       $72,125,000(2)          $21,853.88

Employee Stock Purchase Plan                    300,000(1)          $30.6531(2)       $ 9,195,930(2)          $ 2,786.37

International Employee Stock
Purchase Plan                                    10,000(1)          $36.0625(2)       $   360,625(2)          $   109.27
Total                                         2,310,000(1)                            $81,681,555(2)          $24,749.52
========================================================================================================================

1. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1993 Stock Option Plan and the Employee Stock Purchase Plan and the International Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Microchip Technology Incorporated.

2. Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of 100% of the average of the high and low prices reported on the Nasdaq National Market System on November 20, 1997 (the "Market Price") as to 2,010,000 shares and 85% of the Market Price as to 300,000 shares.

--------------------------------------------------------------------------------

                                     PART II

               Information Required in the Registration Statement

                  Microchip Technology Incorporated (the "Registrant") hereby incorporates by reference into this Registration Statement, pursuant to General Instruction "E" to Form S-8, the contents of the Registration Statement on Form S-8 (No. 33-59686) filed with the Securities and Exchange Commission (the "SEC") on March 17, 1993, the contents of Registration Statement on Form S-8 (No. 33-80072) filed with the SEC on June 10, 1994, the contents of Registration Statement on Form S-8 (No. 33-81690) filed with the SEC on July 18, 1994, the contents of the Registration Statement on Form S-8 (No. 33-83196) filed with the SEC on August 24, 1994, and the contents of Registration Statement on Form S-8 (No. 333-872) filed with the SEC on January 23, 1996.

Item 3.           Incorporation of Documents By Reference
                  ---------------------------------------

                  There  are   hereby   incorporated   by   reference   in  this
Registration Statement the following documents and information heretofore filed by the Registrant with the SEC:

                  (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

                  (2) The Registrant's Quarterly Report on Form 10-Q for the quarters ended September 30, 1997 and June 30, 1997.

                  (3) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on February 14, 1995.

                  (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on February 5, 1993.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8.           Exhibits
                  --------

Exhibit No.       Exhibit
-----------       -------

  5               Opinion and Consent of Mary Simmons-Mothershed, Esq.
  10              International Employee Stock Purchase Plan as Amended Through April 25, 1997
  10.1            Microchip  Technology  Incorporated  Employee  Stock  Purchase  Plan,  as amended  through April 25, 1997
                  [Incorporated  by Reference to Exhibit  10.13 to  Registrant's  Annual Report in Form 10-K for the Fiscal
                  Year Ended March 31, 1997]
  10.2            Form of Stock Purchase  Agreement for Employee Stock Purchase Plan  [Incorporated by Reference to
                  Exhibit 10.2 to Registration Statement No. 333-872]
  10.3            Form of Enrollment  Form for Employee Stock Purchase Plan  [Incorporated  by Reference to Exhibit 10.3
                  to Registration Statement No. 333-872]
  10.4            Form of Change Form for  Employee  Stock  Purchase  Plan  [Incorporated  by  Reference to Exhibit 10.4 to
                  Registration Statement No. 333-872]
  10.5            Microchip Technology Incorporated 1993 Stock Option Plan, as amended through April 25, 1997
                  [Incorporated by Reference to Exhibit 10.11 to Registrant's Annual Report in Form 10-K for
                  the Fiscal Year Ended March 31, 1997]
  10.6            Form of Notice of Grant for 1993 Stock Option Agreement for 1993 Stock Option Plan, with Exhibit A thereto, Form of Stock Option Agreement; and Exhibit B thereto, Form of Stock Purchase Agreement
                  [Incorporated by Reference to Exhibit 10.6 to Registration Statement No. 333-872]
  23.1            Consent of Independent Auditors - KPMG Peat Marwick LLP
  23.2            Consent of Mary Simmons-Mothershed, Esq. is contained in Exhibit 5
  24              Power of Attorney.  Reference is made to page II-2 of this Registration Statement

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on November 20, 1997.

                                        MICROCHIP TECHNOLOGY INCORPORATED



                                        By  /s/ Steve Sanghi
                                           -------------------------------------
                                                  Steve Sanghi, President and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned officers and directors of Microchip Technology Incorporated, a Delaware corporation, do hereby constitute and appoint Steve Sanghi and Mary Simmons-Mothershed, and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or to amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counter parts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                            Title                                                Date
---------                                            -----                                                ----
/s/ Steve Sanghi                    Chairman of the Board of Directors,                             November 20, 1997
---------------------               President and Chief Executive Officer
Steve Sanghi                        (Principal Executive Officer)

/s/ C. Philip Chapman               Vice President, Chief Financial Officer and                     November 20, 1997
----------------------------        Secretary (Principal Accounting and
C. Philip Chapman                           Financial Officer)


/s/ Albert J. Hugo-Martinez         Director                                                        November 20, 1997
----------------------------
Albert J. Hugo-Martinez

/s/ Jon H. Beedle                   Director                                                        November 20, 1997
----------------------------
Jon H. Beedle

/s/ L.B. Day                        Director                                                        November 20, 1997
----------------------------
L.B. Day

/s/ Matthew W. Chapman              Director                                                        November 20, 1997
----------------------------
Matthew W. Chapman

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                                    EXHIBITS
                                       TO
                                    FORM S-8
                          UNDER SECURITIES ACT OF 1933
                        MICROCHIP TECHNOLOGY INCORPORATED

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number            Exhibit
------            -------

  5               Opinion and Consent of Mary Simmons-Mothershed, Esq.
  10              International Employee Stock Purchase Plan as Amended Through April 25, 1997
  10.1            Microchip Technology Incorporated Employee Stock Purchase Plan,
                  as amended through April 25, 1997 [Incorporated by Reference to Exhibit 10.13 to
                  Registrant's Annual Report in Form 10-K for the Fiscal Year Ended March 31, 1997]
  10.2            Form of Stock Purchase  Agreement for Employee Stock Purchase Plan  [Incorporated by
                  Reference to Exhibit 10.2 to Registration Statement No. 333-872]
  10.3            Form of Enrollment Form for Employee Stock Purchase Plan [Incorporated by Reference
                  to 10.3 to Registration Statement No. 333-872]
  10.4            Form of Change Form for Employee Stock Purchase Plan [Incorporated by Reference to
                  10.4 to Registration Statement No. 333-872]
  10.5            Microchip Technology Incorporated 1993 Stock Option Plan, as
                  amended through April 25, 1997 [Incorporated by Reference to Exhibit 10.11 to
                  Registrant's Annual Report in Form 10-K for the Fiscal Year Ended March 31, 1997]
  10.6            Form of Notice of Grant with Stock Option Agreement for 1993 Stock Option Plan, with
                  Exhibit A thereto, Form of Stock Option Agreement; and Exhibit B thereto,
                  Form of Stock Purchase Agreement [Incorporated by Reference to Exhibit 10.6 to
                  Registration Statement No. 333-872]
  23.1            Consent of Independent Auditors - KPMG Peat Marwick LLP
  23.2            Consent of Mary Simmons-Mothershed, Esq. is contained in Exhibit 5
  24              Power of Attorney. Reference is made to page II-2 of this Registration
                  Statement